EXHIBIT 23.7






INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-33443 of OutSource International, Inc. and Subsidiaries on Form S-1 of our reports dated June 6, 1997, on the financial statements of Stand-By, Inc. as of September 30, 1996 and for the year then ended and of Standby Personnel of Colorado Springs, Inc. as of December 31, 1996 and for the year then ended, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
September 23, 1997